EXHIBIT 99.1

Cinedigm Announces First Quarter Fiscal 2017 Financial Results
LOS ANGELES (August 15, 2016) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the first quarter of fiscal 2017, which ended June 30, 2016.
Financial Summary
Results for first quarter 2017:
●	Consolidated revenues were $22.5 million
●	Content and entertainment revenues inclusive of OTT were $6.8 million
●	Consolidated adjusted EBITDA was $10.7 million
●	Non-deployment adjusted EBITDA was ($1.2 million), inclusive of significant investment in the ramp up of OTT
Highlights
●	The Company's Over-The-Top (OTT) channels (Docurama, CONtv, Dove Channel) continue to gain App downloads, registered users and active subscribers.
●	The 3 channels currently have approximately 60,000 active subscribers
●	The Company made principal payments of $16.8 million to our long-term debt arrangements for the quarter ended June 30, 2016.
●
The Company recently updated its full content inventory and now has over 58,000 films and TV episodes in its library.  Family and animated titles make up over 30% of that library, reflecting growing global demand for those genres and underscoring a key competitive advantage as the family-friendly Dove channel continues to expand.

●	The Company remains on track to achieve in excess of $9 million in cost savings that were initiated in Fiscal 2016
●
The Company is in the process of engaging an investment bank to assist us on securing the previously announced financing of up to $11 million in second lien secured debt and expects to announce another closing in the near future.

"We continue to be pleased with our growth in OTT and hope to capitalize on several opportunities immediately front of us to further accelerate channel growth," said Chris McGurk, Chairman and CEO. "We are also aggressively taking advantage of new content opportunities in our base business that are resulting from favorable industry dynamics."
First Quarter Fiscal 2017 Detailed Results

"During one of our seasonally slowest quarters, we continued to work toward improving our capital structure and streamlining operations to enhance shareholder value," said Jeffrey Edell, Chief Financial Officer. "Having already reduced annual operating costs by approximately $9 million, we continue to identify additional streamlining opportunities to improve efficiencies and EBITDA.  We are also pleased with the continued growth in our OTT business metrics, where revenues from OTT in the first quarter alone approximated OTT revenues for the entire fiscal year 2016."
Increased revenues in our Phase I and Phase II Deployment businesses reflect the wide release of 30 titles in the three months ended June 30, 2016 compared to 26 titles in the June 30, 2015 period. In addition, two blockbuster titles released in the three months ended June 30, 2016, accounted for the increase over the prior period in which no blockbuster films were released on our deployed systems. Revenue generated by our Services segment increased as a result of the higher VPFs earned by our Phase I and II deployment businesses.
Adjusted EBITDA (including the results of Phase 1 and Phase II Deployments segments) increased 31% compared to the three months ended June 30, 2015. Adjusted EBITDA from our non-deployment businesses was a loss of $1.2 million during the three months ended June 30, 2016, compared to a loss of $2.3 million for the three months ended June 30, 2015. The increase in adjusted EBITDA compared to the prior period primarily reflects lower operating expenses in our Content & Entertainment business and at Corporate due to our cost cutting measures implemented during the third quarter of fiscal year 2016.
Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, goodwill impairment, litigation related expenses and recoveries, stock-based compensation and expenses, restructuring, transition and acquisitions expenses, net, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of adjusted EBITDA to loss from continuing operations calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity.  In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the GAAP operating measure of net income (loss). In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Conference Call
Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on August 15, 2016.
To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.
For those unable to participate during the live broadcast, a replay will be available beginning August 15, 2016 at 7:30 p.m. EDT, through August 20, 2016 at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode:  63119790.
About Cinedigm
Cinedigm is a leading independent content distributor in the United States, with direct relationships with thousands of physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television.
Additionally, given Cinedigm's infrastructure, technology, content and distribution expertise, the Company has rapidly become a leader in the quickly evolving over-the-top digital network business. Cinedigm's first channel, DOCURAMA, launched in May 2014, and is currently available on iOS, Roku, Xbox and Samsung, with additional platforms currently being rolled out. Cinedigm launched CONtv, a Comic Con branded channel in partnership with WIZARD WORLD, on March 3, 2015. The Company's third OTT channel, DOVE CHANNEL, launched on September 15, 2015 and is a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove Foundation.
Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-E]
Safe Harbor Statement
 Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.
For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	June 30, 2016	March 31, 2016
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$14,380	$25,481
Accounts receivable, net	55,035	52,898
Inventory	1,923	2,024
Unbilled revenue	5,474	5,570
Prepaid and other current assets	16,356	15,872
Total current assets	93,168	101,845
Restricted cash	8,983	8,983
Property and equipment, net	53,368	61,740
Intangible assets, net	24,478	25,940
Goodwill	8,701	8,701
Debt issuance costs	1,663	894
Other assets	1,279	1,295
Total assets	$191,640	$209,398
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$71,752	$68,517
Current portion of notes payable, non-recourse (see Note 6)	27,212	29,074
Current portion of capital leases	352	341
Current portion of deferred revenue	2,727	2,901
Total current liabilities	102,043	100,833
Notes payable, non-recourse, net of current portion and unamortized debt issuance costs of $4,095 and $4,458, respectively (see Note 6)	74,457	83,238
Notes payable, net of current portion and unamortized debt issuance costs of $2,901 and $3,068, respectively	81,440	86,938
Capital leases, net of current portion	3,792	3,884
Deferred revenue, net of current portion	6,912	7,532
Total liabilities	268,644	282,425
Stockholders' deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at June 30, 2016 and March 31, 2016, respectively. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A and Class B stock; Class A stock 21,000,000 shares authorized; 8,157,186 and 7,977,861 shares issued and 7,879,942 and 7,700,617 shares outstanding at June 30, 2016 and March 31, 2016, respectively; 1,241,000 Class B stock authorized and issued and zero shares outstanding at June 30, 2016 and March 31, 2016, respectively	80	79
Additional paid-in capital	270,488	269,871
Treasury stock, at cost; 277,244; Class A common shares at June 30, 2016 and March 31, 2016, respectively	(2,839)	(2,839)
Accumulated deficit	(347,091)	(342,448)
Accumulated other comprehensive loss	(33)	(64)
Total stockholders' deficit of Cinedigm Corp.	(75,836)	(71,842)
Deficit attributable to noncontrolling interest	(1,168)	(1,185)
Total deficit	(77,004)	(73,027)
Total liabilities and deficit	$191,640	$209,398

CINEDIGM CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share and per share data)

	Three Months Ended June 30,
	2016	2015
Revenues	$22,475	$22,828
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	5,691	7,292
Selling, general and administrative	6,432	9,616
Provision for doubtful accounts	—	339
Restructuring, transition and acquisition expenses, net	90	133
Depreciation and amortization of property and equipment	8,524	9,357
Amortization of intangible assets	1,463	1,459
Total operating expenses	22,200	28,196
Income (loss) from operations	275	(5,368)
Interest expense, net	(4,935)	(5,130)
Loss on extinguishment of debt	—	(931)
Other income, net	125	108
Change in fair value of interest rate derivatives	27	2
Loss from operations before income taxes	(4,508)	(11,319)
Income tax expense	(67)	—
Net loss	(4,575)	(11,319)
Net loss attributable to noncontrolling interest	21	434
Net loss attributable to controlling interests	(4,554)	(10,885)
Preferred stock dividends	(89)	(89)
Net loss attributable to common stockholders	$(4,643)	$(10,974)
Net loss per Class A and Class B common stock attributable to common stockholders - basic and diluted:
Net loss attributable to common stockholders	$(0.70)	$(1.63)
Weighted average number of Class A and Class B common stock outstanding: basic and diluted	6,623,449	6,732,178

	For the Three Months Ended June 30,
($ in thousands)	2016	2015
Net loss	$(4,575)	$(11,319)
Add Back:
Income tax expense	67	—
Depreciation and amortization of property and equipment	8,524	9,357
Amortization of intangible assets	1,463	1,459
Interest expense, net	4,935	5,130
Loss on extinguishment of debt	—	931
Other income, net	(125)	(108)
Change in fair value of interest rate derivatives	(27)	(2)
Provision for doubtful accounts	—	339
Stock-based compensation and expenses	278	672
Restructuring, transition and acquisition expenses, net	90	133
Professional fees pertaining to activist shareholder proposals and compliance	—	1,098
Net loss attributable to noncontrolling interest	21	434
Adjusted EBITDA	$10,651	$8,124

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(8,272)	$(9,034)
Amortization of intangible assets	(11)	(8)
Provision for doubtful accounts	—	(339)
Income from operations	(3,593)	(1,046)
Adjusted EBITDA from non-deployment businesses	$(1,225)	$(2,303)